UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of incorporation)

0-28218		77-0319159
(Commission File Number)		(IRS Employer Identification No.)

3420 CENTRAL EXPRESSWAY,
SANTA CLARA, CALIFORNIA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 731-5000

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

   Item 2.02 Results of Operations and Financial Condition

   Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On August 9, 2006, Affymetrix, Inc. announced that as a result of its previously announced internal review into historical stock option granting practices, Affymetrix will restate its financial statements for certain options granted between 1997 and 1999. Affymetrix concluded on August 9, 2006 that as a result of the restatement, the financial statements contained in the Company’s Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the quarter ended March 31, 2006 should no longer be relied upon. Affymetrix’ management and the Audit Committee have discussed the matters disclosed in this filing with Ernst & Young LLP, Affymetrix’ independent registered public accounting firm.

     Affymetrix issued a press release on August 9, 2006, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

   Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

      The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Text of press release issued by Affymetrix, Inc. dated August 9, 2006.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

Dated:	August 9, 2006	By:	/S/ GREGORY T. SCHIFFMAN

			Name:	Gregory T. Schiffman
			Title:	Executive Vice President and
Chief Financial Officer